Exhibit 10.1

STATEMENT OF MAIN TERMS OF EMPLOYMENT

This Statement, together with the Employee Handbook, forms part of your Contract of Employment (except where the contrary is expressly stated) and sets out particulars of the main terms on which Dermal Diagnostics Limited (the Company), Advanced Technology Centre, Loughborough University Science & Enterprise Parks, 5 Oakwood Drive, Loughborough, LE11 3QF

Employs: Arash Ghadar

Your employment will commence on 5th Jan 2022. No previous employment counts as part of your period of continuous employment.

JOB TITLE

You are employed as Chief Operating Officer and your duties will be as advised by your Line Manager, who will be the company Chief Executive Officer or Deputy CEO. Your duties may be modified from time to time to suit the needs of the business.

PROBATIONARY PERIOD

You join us on an initial probationary period of three months. During this period your work performance and general suitability will be assessed and, if it is satisfactory, your employment will continue. However, if your work performance is not up to the required standard, or you are considered to be generally unsuitable, we may either take remedial action (which may include the extension of your probationary period) or terminate your employment at any time. You will be informed of the outcome of your probationary period by your Line Manager, and you should not consider your probationary period to have passed until such notification has been received. We reserve the right not to apply our full contractual capability and disciplinary procedures during your probationary.

PLACE OF WORK

You will normally be required to work at Advanced Technology Centre, Loughborough University Science & Enterprise Parks, 5 Oakwood Drive, Loughborough, LE11 3QF. You will not be required to work outside the United Kingdom.

HOURS OF WORK

Your normal hours of work are 37.5 per week, worked flexibly, but starting no later than 10.00 am and earliest finish is 4.00 pm, Monday to Friday, breaks are unpaid and in line with the Working Time Regulations. Your normal hours are not variable however, you may be required additional hours when authorised and as necessitated by the needs of the business.

REMUNERATION

Your salary is currently £105,000 per annum payable monthly by BACS as detailed on your pay statement. In your first year of employment your salary will be proportionate to the amount of time left in the year. We will ensure that you always receive no less than the National Minimum Wage/National Living Wage.

A performance related bonus of up to 10% is also offered subject to the delivery of the performance objectives to be agreed.

You will be eligible to receive stock options, the quantum of which will be based on key business and commercial milestones and performance metrics. These will be determined and agreed with you by 30 April 2022, and vest after 3 years subject to the successful delivery of the agreed metrics.

For authorised additional hours worked, you will either be given time off in lieu or paid at your basic rate, at the Manager’s discretion. The date when the time off in lieu is taken is to be mutually agreed and must be taken within the same pay period.

BENEFITS

In addition to any which may be mentioned elsewhere in this statement, your position has the benefit of:

  Life Assurance Scheme
  Medical Insurance Scheme
  Fitness Membership

The details included above do not form part of your contract of employment and may be amended or withdrawn at any time.

COLLECTIVE AGREEMENTS

No collective agreements directly affect your terms and conditions of employment.

ANNUAL LEAVE AND PUBLIC/BANK HOLIDAYS

Your holiday year begins on 1st April and ends on 31st March each year, during which you will receive a paid holiday entitlement of 25 days. Entitlements are pro-rata for part-time employees. In your first holiday year your entitlement will be proportionate to the amount of time left in the holiday year.

Your holiday pay will be based on your average earnings over the previous 52 weeks in which wages were payable. This reference period increased from 12 weeks from 6th April 2020.

Conditions relating to the taking of holidays are shown in the Employee Handbook to which you should refer.

In addition to the annual holiday entitlement, you are allowed the following public/bank holidays each year with pay.

The public/bank holidays each year are:

New Year's Day Spring Bank Holiday

Good Friday Late Summer Bank Holiday (August)

Easter Monday Christmas Day

May Day Boxing Day

Entitlements are pro-rata for part-time employees.

In the event of termination of employment any holidays accrued but not taken will be paid for. However, in the event of you having taken any holidays in the current holiday year, which have not been accrued pro-rata, then the appropriate payments will be deducted from your final pay.

We may require you to take any outstanding annual leave entitlement during your notice period.

OTHER PAID LEAVE

You are entitled to the following types of paid leave subject to any qualifying criteria and notification requirements:

i)	Maternity, paternity, adoption, shared parental leave with pay in line with statutory entitlements in place from time to time.
ii)	Bereavement leave, for immediate family, the length of which is to be determined on an individual basis, paid at full pay.
iii)	In addition, qualifying parents are entitled to parental bereavement leave in line with statutory entitlements in place from time to time;

The details included at [ii] above do not form part of your contract of employment and may be amended or withdrawn at any time.

SICK LEAVE, PAY AND CONDITIONS

Any sickness absence taken is paid in line with the current SSP scheme. Conditions relating to the above are shown in the Employee Handbook to which you should refer.

TRAINING

At the commencement of your employment, you will receive training for your specific job, and as your employment progresses your skills may be extended to encompass new job activities within the business. It is a condition of your employment that you participate in any training deemed necessary by us for you to reach the required levels of attainment standards.

In addition, we encourage employees to undertake external training courses where the period of training may further their career with us. Financial assistance may be provided where your Line Manager believes that the performance of the Company will benefit from your progression. Where it is provided, this will be subject to a training agreement which requires repayment by you to the Company of the cost of the training on a sliding scale in the event of the termination of your employment. Further details are available from your Line Manager.

CAPABILITY AND DISCIPLINARY PROCEDURES

The disciplinary rules and procedures that will apply when dealing with capability or disciplinary issues are shown under the headings “Capability Procedures” and “Disciplinary Procedures” in the Employee Handbook to which you should refer.

CAPABILITY/DISCIPLINARY APPEAL PROCEDURE

Should you be dissatisfied with any decision to take action or dismiss you on capability/disciplinary grounds, you must apply, either verbally or in writing, to a Director within five working days of the decision you are complaining against. The Company will exercise discretion in hearing appeals which are submitted outside of this timeframe. Further information can be found in the Employee Handbook under the heading “Capability/Disciplinary Appeal Procedure” to which you should refer.

GRIEVANCE PROCEDURE

Should you feel aggrieved at any matter relating to your employment, raise a grievance promptly with your Line Manager, either verbally or in writing. Whilst there is no deadline by which grievances must be lodged, it may be more difficult for the Company to effectively deal with your grievance if the complaints relate to something which took place a long time ago. Further information can be found in the Employee Handbook.

NOTICE OF TERMINATION TO BE GIVEN BY EMPLOYER

Up to 3 month’s service – 1 months.

Between 3 month and 12 month – notice increases from 1 month to 3 months after the initial 3 month probationary period is completed; the notice period will then increase from 3 months to 6 months at the rate of 10 days per month for each additional month of employment to a maximum of 6 months.

12 months service or more – 6 months.

NOTICE OF TERMINATION TO BE GIVEN BY EMPLOYEE

Up to 3 month’s service – 1 months.

Between 3 month and 12 month – notice increases from 1 month to 3 months after the initial 3 month probationary period is completed; the notice period will then increase from 3 months to 6 months at the rate of 10 days per month for each additional month of employment to a maximum of 6 months.

12 months service or more – 6 months.

PAY IN LIEU OF NOTICE

We reserve the contractual right to give pay in lieu of all or any part of the above notice by either party.

PENSION AND PENSION SCHEME

We operate a contributory pension scheme which you will be auto enrolled into (subject to the conditions of the scheme). Further details are available from Payroll.

SIGNATURE:	/s/ Dewan F. H. Chowdhury
For and on behalf of the Employer
DATE:	January 5, 2022

I acknowledge receipt of this statement and agree that, for the purpose of the Working Time Regulations, any applicable entitlements and provisions constitute a relevant agreement.

SIGNATURE:	/s/ Arash Ghadar
Employee
DATE:	January 5, 2022